UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2023 (September 8, 2023)

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2023, in connection with Daniel J. Machock’s appointment to serve as the Chief Financial Officer of Ispire Technology Inc. (the “Company”) as well as Michael Wang’s and Tirdad Rouhani’s employment with the Company as the Co-Chief Executive Officer and the Chief Operating Officer, the Company granted Mr. Machock, Mr. Wang, and Mr. Rouhani an option to purchase 200,000, 1,000,000, and 300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Option”), respectively, pursuant to the Company’s 2022 Equity Incentive Plan, with an exercise price equal to the closing price of the Company’s Common Stock as of September 1, 2023, $9.76 per share. 25% of the shares subject to the Option will vest one year after the date of the grant and the remaining shares will vest in equal monthly installments over the following three years thereafter.

Additionally, Mr. Wang, Mr. Machock, and Mr. Rouhani were issued 282,787, 40,000, and 84,837 restricted stock units, which will vest equally over three years on the annual anniversary of the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: September 8, 2023

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